SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cleantech Solutions International, Inc.
(Name of Registrant as Specified In Its Charter)

N.A.
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CLEANTECH SOLUTIONS INTERNATIONAL, INC.
No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China 214181

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
February 14, 2012

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Cleantech Solutions International, Inc., a Delaware corporation, will be held at the offices of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, on Tuesday, February 14, 2011, at 10:00 A.M. local time. At the meeting, you will be asked to vote on:

(1) The approval of an amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock; and

The board of directors has fixed the close of business on December 30, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, during the ten days prior to the meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the Special Meeting.

By order of the Board of Directors
Yan Hua
Secretary

Wuxi, China
January 6, 2012

THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY , 2012

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 ARE AVAILABLE ON THE INTERNET AT
[INSERT WEBSITE ]

CLEANTECH SOLUTIONS INTERNATIONAL, INC.
No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China 214181

PROXY STATEMENT

Special Meeting of Stockholders
February 14. 2012

The accompanying proxy and this proxy statement have been prepared by our management for the board of directors. Your proxy is being solicited by the board of directors for use at the Special Meeting of Stockholders to be held at our offices, which are at No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, on Tuesday, February 14, 2012 at 10:00 A.M., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about January 6, 2012.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for the approval of an amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock.

Who is soliciting your proxy?

Your proxy is being solicited by our board of directors.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on December 30, 2011, which is the record date for determining who is eligible to vote at the Special Meeting. Each share of common stock is entitled to one vote.

How do I vote?

You can vote either by attending the meeting and voting at the meeting or by completing, signing and returning the enclosed proxy card. If your shares are held by your broker, you may also be able to vote electronically, in accordance with instruction that your broker will provide you.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your stock is held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock to 50,000,000 shares of common stock and 30,000,000 shares of preferred stock.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Empire Stock Transfer, Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014.

Will my shares be voted if I do not provide my proxy?

If your shares are held in a brokerage account, they may be voted if you provide your broker with instructions as to how you want your shares voted. Your broker will send you instructions as to how you can vote shares that are held in your brokerage account. If you do not give your broker instructions as to how you want your shares to be voted, then your shares will not be voted either for the proposed amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock.

If you hold your shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding shares as of December 30, 2011, are present at the meeting. Your shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your shares.

On the record date, December 30, 2011, we had 20,988,705 shares of common stock outstanding. This number of shares does not include treasury stock. We will have a quorum if 10,494,353 shares of common stock are present and voting at the Special Meeting.

What vote is required for the approval of the proposed amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock?

The approval of the proposed amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock requires the affirmative vote of a majority of our outstanding shares of common stock and the holders of a majority of the shares of series A preferred stock.

How are broker non-votes treated at the meeting?

Broker non-votes are proxies signed by brokers without voting on the election of directors or the approval of the amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock. Broker non-votes are treated as present at the meeting for purposes of determining whether we have a quorum. However, since the approval of the proposed an amendment to our certificate of incorporation requires the votes of a majority of our outstanding shares of common stock, broker non-votes will be similar to negative votes.

Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We estimate our costs at approximately $10,000.

APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN
REVERSE SPLIT AND REDUCE OUR AUTHORIZED CAPITAL STOCK 50,000,000 SHARES OF
COMMON STOCK AND 30,000,000 SHARES OF PREFERRED STOCK

Our Board of Directors approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock. As a result of the reverse split, each share of common stock outstanding at the effective time of the reverse split, will, without any action on the part of the holder thereof, become one-tenth of a share of common stock. The common stock, as presently constituted, is referred to as the old common stock, and the common stock resulting from the reverse split is referred to as the new common stock. Our certificate of incorporation presently authorizes the issuance of 150,000,000 shares of common stock and 60,000,000 shares of preferred stock. As a result of the amendment to our certificate of incorporation, our authorized capital stock would become 50,000,000 shares of common stock and 30,000,000 shares of preferred stock. At present, there is one series of preferred stock authorized, the series A convertible preferred stock, of which 10,995,805 shares are issued and outstanding. The number of outstanding shares of series A preferred stock will not be affected by the amendment to our certificate of incorporation. However, each share of series A preferred stock, which is presently convertible into one-third of a share of common stock, will be convertible into one-thirtieth of a share of common stock. Thus, the 10,995,805 shares of series A preferred stock will be convertible into 366,527 shares of common stock. The par value of the common stock and the preferred stock will not be affected by the reverse split or the amendment to the certificate of incorporation.

Effective Date

The reverse split and the amended authorized capital stock will become effective upon the filing with the Delaware Secretary of State of an amendment to our certificate of incorporation which states that, upon the filing of the certificate of amendment, each share of common stock then issued and outstanding would automatically become and be converted into one-tenth share of common stock; however, trading in the new common stock may be subject to obtaining approval from the Nasdaq Stock Market.

Purposes of the Reverse Split

On September 8, 2011, we received a staff deficiency notice from The Nasdaq Stock Market informing us that our common stock failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). We failed to meet this test because the closing bid price for our common stock for each trading day in the 30 day period from July 27, 2011 to September 7, 2011 was less than $1.00 per share. Our common stock has continued to trade at prices substantially below $1.00 per share.

Nasdaq’s letter stated that to regain compliance, the closing bid price for our common stock must be at least $1.00 for a minimum of 10 consecutive business days within the 180-day compliance period ending on March 6, 2012. In the event that we do not regain compliance within this period, we may be eligible for additional time by filing a listing application to transfer our common stock to the Nasdaq Capital Market.

The reverse split would decrease the number of shares of common stock outstanding and presumably increase the per share market price for the new common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or our reputation in the financial community, but, in practice, this is not necessarily the case, as many investors look upon a stock trading which is in the range of $1.00 per share as speculative in nature and, as a matter of policy, avoid investment in such stocks. Although our board of directors approved the one-for-ten reverse split with the expectation that the reverse split would result in the stock price of our common stock being more than $1.00 per share, we cannot give any assurance that the revere split would have the desired effect. If our stock price does not meet the requirement for continued listing on The Nasdaq Capital Market, our stock would cease to be traded on The Nasdaq Stock Market and could be traded on the OTC Bulletin Board. The OTC Bulletin Board is not a stock exchange and investors may be reluctant to invest in our common stock if we are not listed on The Nasdaq Stock Exchange, which could have a material adverse effect on the price of our common stock.

Moreover, many leading brokerage firms are reluctant to recommend lower-priced securities, especially those not listed on a stock exchange or market, to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, brokerage commissions also tend to adversely impact upon holders of lower priced stocks because brokerage commissions on a sale of a lower priced stock may represents a higher percentage of the sales price than the commissions on a higher priced stock.

The effect of the reverse split upon the market price for our common stock cannot be accurately predicted. We cannot assure you that the market price for shares of common stock will be proportionately greater after the reverse split than immediately prior to the reverse split, or that the market price will increase, or that any increase will be maintained for any period of time, after the reverse split. We also cannot assure you that the reverse split will not adversely impact the market price of our common stock.

The last reported closing price for our common stock during the period from January 1, 2011 to December 29, 2011, ranged from a low of $0.21 to a high of $4.47. On December 29, 2011, the closing price of the common stock was $0.32 per share.

On November 3, 2011, we received a staff deficiency notice from The Nasdaq Stock Market informing us that our common stock failed to comply with the requirement that the common stock maintain a minimum market value of publicly held shares of $5,000,000. The staff deficiency notice said that we failed to meet this requirement because the market value of our publicly held shares was below $5,000,000 for the period from September 22, 2011 to November 2, 2011. Nasdaq computes the market value of publicly held shares by multiplying the number of publicly held shares based on the most recent publicly held shares information, by the closing bid price. Publicly held shares are defined under the Nasdaq rules as shares not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10% of the total shares outstanding.

Nasdaq’s letter stated that, to regain compliance, the market value of our publicly held shares must close at $5,000,000 or more for a minimum of ten consecutive business days within the 180-day compliance period, which is the 180-day period commencing on November 3, 2011, the date on which the Company received the staff deficiency letter. In the event the Company does not regain compliance within this period, it will receive written notice that its common stock is subject to delisting. However, The Company may file a listing application to transfer its common stock to The Nasdaq Capital Market if, at that time, it meets the continued listing requirements of that market. We requested Nasdaq to transfer our common stock to The Nasdaq Capital Market and, on December 27, 2011, we were advised by Nasdaq that, at the opening of business on December 29, 2011, our common stock will be transferred to The Nasdaq Capital Market. We believe that we meet The Nasdaq Capital Market requirements for the continued listing on that market as long as we have a stock price of at least $1.00 per share.

The reverse split will not have any affect upon the market value of our publicly held shares. As of December 29, 2011, the market value of our publicly held shares, based on the closing bid price of our common stock on that date, was approximately $3.7 million.

Principal Effects of the Reverse Split

Based upon the 20,988,705 shares of common stock outstanding on December 30, 2011, the reverse split would decrease the outstanding shares of common stock by approximately 90%, and, once effective, the reverse split would result in approximately 2,098,871 shares of new common stock outstanding. Similarly, the aggregate number of shares of common stock reserved for issuance upon the conversion of preferred stock would decrease from 3,665,268 shares to 366,527 shares. Since we provide for the rounding up of fractional shares to the next higher whole number of shares, the actual number of shares issuable pursuant to the reverse split will be greater than the numbers set forth in this paragraph.

Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase one-tenth of the number of shares subject to the option or warrant immediately prior to the reverse split at an exercise price which is ten times the exercise price of the option or warrant immediately prior to the reverse split. There are presently outstanding warrants to purchase 1,649,991 shares of common stock at $1.698 per share and 551,591 shares of common stock at $1.20 per share. As a result of the reverse split, these warrants will become warrants to purchase 164,992 shares of common stock at $16.98 per share and 55,160 shares at $12.00 per share. The actual number of shares of common stock may be greater because of the rounding for fractional shares.

We will obtain a new CUSIP numbers for the common stock effective at the time of the reverse split. Our Nasdaq stock symbol will stay the same at CLNT, however, to avoid confusion, for a short period, there will be a D at the end of our symbol, which would be CLNTD. Following the effectiveness of the reverse split, we will provide each record holder of common stock with information to enable such holder to obtain new stock certificates.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock. Each share on new common stock will entitle the holder to one vote. The reverse split will not affect our reporting obligations under the Securities Exchange Act of 1934.

In the amendment to our certificate of incorporation which effects the reverse split, we are also reducing the authorized common stock from 150,000,000 to 50,000,000 and the number of authorized preferred stock from 60,000,000 to 30,000,000.

The 20,988,705 shares of old common stock outstanding on December 30, 2011, represented approximately 14% of the 150,000,000 authorized shares, and the approximately 2,098,871 shares of common stock to be outstanding after the reverse split would represent approximately 4% of the 50,000,000 authorized shares of common stock. The decrease in the percentage of authorized shares represented by the outstanding shares may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or by-laws and could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the board of directors. At this time, other than for the exercise of the outstanding options and warrants and the conversion of outstanding convertible preferred stock and the grant of stock pursuant to our long term incentive plan, the board of directors does not have plans to issue any shares of common stock.

Exchange of Certificate and Elimination of Fractional Share Interests

On the effective date of the reverse split, each ten shares of old common stock will automatically be combined and changed into one share of new common stock. No additional action on our part or on the part of any stockholder will be required in order to effect the reverse split. Stockholders will be requested to exchange their certificates representing shares of old common stock held prior to the reverse split for new certificates representing shares of new common stock issued as a result of the reverse split. Stockholders will be furnished the necessary materials and instructions to enable them to effect such exchange promptly after the effective date. Certificates representing shares of old common stock subsequently presented for transfer will not be transferred on our books and records, but we will effect the conversion of the old common stock into shares of new common stock. Stockholders should not submit any certificates until requested to do so. Shares of old common stock held in your brokerage account will be exchanged for shares of new common stock by your broker.

In the event any certificate representing shares of old common stock is not presented for exchange upon our request, any dividends or other distributions that may be declared after the effective date of the reverse split with respect to the new common stock represented by such certificate will be withheld by us until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of new common stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of new common stock, will, upon surrender of their certificates representing shares of old common stock, receive such additional fractional share as will result in the holder having a whole number of shares.

Federal Income Tax Consequences

The combination and change of each ten shares of the old common stock into one share of new common stock should be a tax-free transaction, and the holding period and tax basis of the old common stock will be transferred to the new common stock received in exchange therefor. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Financial Statements

Our annual report for the year ended December 31, 2010, includes our audited consolidated financial statements, and our quarterly report for the quarter ended September 30, 2011, which includes our unaudited consolidated financial statements and which are incorporated by reference in this proxy statement. A copy of the annual report and quarterly report accompanies this information statement. See “Incorporation by Reference.”

Vote Required

The approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of our outstanding shares of common stock.

Board of Directors Recommendation

The board of directors recommends a vote FOR the approval of the proposal to amend our certificate of incorporation to effect a one-for-ten reverse split and reduce our authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS.

The following table provides information as to shares of common stock beneficially owned as of December 30, 2011, by:

●	Each director;
●	Each current officer named in the summary compensation table in our Form 10-K for the year ended December 31, 2010;
●	Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our common stock; and
●	All directors and officers as a group

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days of December 30, 2011. Unless otherwise noted, the business address of each of our directors and officers is No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class (1)
Jianhua Wu (2)	6,057,059	28.9%
Lihua Tang (2)	6,057,059	28.9%
Maxworthy Limited (2) P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	5,442,642	25.9%
Yunxia Ren (3)	3,272,581	15.6%
Haoyang Wu (3)	3,272,581	15.6%
Drew Bernstein	32,323	*
Min Li	4,380	*
Xi Liu	0	0.0%
Tianxiang Zhou	0	0.0%
Fernando Liu	67,014	*
All officers and directors as a group (four persons owning stock)	6,160,776	29.4%

(1)           The percentages are based upon 20,988,705 shares of common stock outstanding on December 30, 2011.

(2)           Jianhua Wu and Lihua Tang, who are husband and wife, are majority stockholders of Maxworthy Limited.  Mr. Wu is also managing director of Maxworthy.  The shares reflected as being owned by Mr. Wu and Ms. Tang represent (i) 5,442,642 shares owned by Maxworthy and (ii) 614,417 shares owned by Mr. Wu.   Each of Mr. Wu and Ms. Tang disclaims beneficial ownership in the shares of beneficially owned by the other and of the shares beneficially owned by their son and daughter-in-law, Haoyang Wu and Yunxia Ren. A portion of the shares owned by Maxworthy are held by it under the name Maxworthy International Ltd.

In connection with the September 2009 and October 2009 sales of series A preferred stock and a January 2010 partial exercise of an outstanding warrant through the issuance of preferred stock, Barron Partners LP entered into voting agreements with Jianhua Wu, our chief executive officer, pursuant to which Mr. Wu has the right to vote the series A preferred stock issued in these transactions and the underlying common stock held by Barron Partners as to all matters for which stockholder approval is obtained, as long as Barron Partners or its affiliates own the stock.  Upon the sale of the series A preferred stock or the underlying common stock to a person other than an affiliate of Barron Partners, the voting agreement terminates as to the transferred shares and Mr. Wu has no voting rights with respect to the transferred shares.  As of December 30, 2011, all of the shares of series A preferred stock that had been issued in September and October 2009 and January 2010 had been converted into common stock.  At December 30, 2011, all but 641,918 shares of common stock issued on conversion of these shares of series A preferred stock had been sold.

(3)           Yunxia Ren and Haoyang Wu are the daughter-in-law and son of Jianhua Wu and Lihua Tang.  Ms. Ren owns 2,590,064 shares of common stock, and Mr. Wu owns 682,517 shares of common stock.  Each of Ms. Ren and Mr. Wu disclaims ownership of the shares owned by the other.  Their address is No. 25 Jin Xiu Second Village, Qianzhou Town Huishan District, Wuxi City, Jiangsu Province, PRC 214181.

On December 30, 2011, Barron Partners, LP held 817,730 shares of common stock, representing 3.9% of our outstanding common stock, and 10,995,805 shares of series A preferred stock which, if fully converted, would result in Barron Partners owning 18.2% our common stock after giving effect to such conversion. In addition, Barron Partners holds warrants to purchase 1,649,991 shares of common stock at $1.698 per share and 551,591 shares of common stock at $1.20 per share.  However, the series A preferred stock may not be converted and the warrants may not be exercised if such conversion or exercise would result in Barron Partners and its affiliates owning more than 4.9% of our outstanding common stock. This limitation may not be waived.  As a result, Barron Partners beneficially owns less than 5.0% of our common stock.

FINANCIAL STATEMENTS

Our audited financial statements, which include our consolidated balance sheets at December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2010, and the notes to our consolidated financial statements, are included in our Form 10-K for the year ended December 31, 2010.  Our unaudited financial statements, which include our consolidated balance sheets at September 30, 2011, our consolidated statements of income and comprehensive income for the three and nine months ended September 30, 2011 and 2010, our consolidated statements of cash flows for the nine months ended September 30, 2011 and 2010 and note to our unaudited consolidated financial statements, are included in our Form 10-Q for the quarter ended September 30, 2011. A copy of our Form 10-K for the year ended December 31, 2010 and our Form 10-Q for the quarter ended September 30, 2011, either accompanied or preceded the delivery of this proxy statement.

Copies of our Form 10-K for the year ended December 31, 2010 and our Form 10-Q for the quarter ended September 30, 2011, may be obtained without charge by writing to Yan Hua, Secretary, Cleantech Solutions International, Inc., No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost on furnishing such exhibits. Copies of our Form 10-K and Form 10-Q are available on our website at http://www.cleantechsolutionsinternational.com/sec.php. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

OTHER MATTERS

Other Matters to be Submitted

Our board of directors does not intend to present to the meeting any matters not referred to this proxy statement.  If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

January 10, 2012	By Order of the Board of Directors
Jianhua Wu
Chief Executive Officer

PROXY

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

2011 Special Meeting of Stockholders – February 14. 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jianhua Wu, with full power of substitution or revocation, proxy for the undersigned, to vote at the Special Meeting of Stockholders of Cleantech Solutions International, Inc. (the “Company”), to be held at 10:00 a.m., local time, on Tuesday, February 14, 2012, at the offices of the Company, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China  214181, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1.            FOR  ☐☐  AGAINST ☐☐ the approval of an amendment to the Company’s certificate of incorporation to effect a one-for-ten reverse split and reduce the authorized capital stock 50,000,000 shares of common stock and 30,000,000 shares of preferred stock.; all as set forth in the Proxy Statement, dated January 6, 2012.

The shares represented by this proxy will be voted on Item 1 as directed by the stockholder, but if no direction is indicated, will be voted FOR Item 1.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting o

Dated: _________________________, 2012

Address, if changed since last proxy:	(Signature(s))

(Print Name)

Please sign and print exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.